Exhibit 99.1

NORTHWESTERN ENERGY
2013 ANNUAL INCENTIVE PLAN

I.    Introduction

NorthWestern Energy (NWE) utilizes the 2013 Annual Incentive Plan (Plan) to reward non-represented employees for their contributions toward achieving desired business results.

II.    Plan Objectives

This Plan is designed to achieve the following objectives:

▪	Align the interests of shareholders, customers and employees.

▪	Create incentives for employees to achieve financial and operating results.

▪	Reward employees individually and as a team by providing compensation opportunities consistent with company financial and operating performance.

III.    Plan Administration

The Plan is approved by NWE's Board of Directors (Board) and administered by the NWE Incentive Plan Administration Committee (Administration Committee) consisting of the President and CEO, and CFO. The Administration Committee is responsible for all aspects of administration of the Plan, and is responsible for resolving any conflicts or discrepancies that arise. The Administration Committee's decision on any matter associated with this Plan is final, subject to approval by the Board's Human Resources Committee.

IV.    Performance Period and Effective Date

The Plan becomes effective January 1, 2013, and will continue until December 31, 2013, which is the performance period. The Plan may be suspended and/or terminated by the Administration Committee, subject to approval by the Board, at any time, without prior notice and at its sole discretion.

V.    Other Considerations

All awards are subject to income tax withholding and garnishment requirements. No right or interest in the Plan is transferable or assignable.

Distributions under the Plan are at the discretion of the Administration Committee, subject to approval of the Board's Human Resources Committee. Awards will not be made under the Plan if, in the sole and final judgment of the Board, the overall financial condition of the Company is insufficient to support awards.

Distributions from the Plan do not provide any rights to continued employment. A distribution from the Plan in any one-performance period does not guarantee the participant a distribution or the right to participate in any subsequent performance period.

VI.    Participation and Eligibility

All non-represented regular full-time, regular part-time, limited part-time and supplemental employees of NWE employed on the last business day of the plan year are eligible to receive payment under the Plan provided they are actively employed by NWE for at least one full quarter of the plan year. To participate in the Plan, employees must have written goals and objectives consistent with NWE's goals and objectives.

Exhibit 99.1

These employee goals must target results that meet or exceed the normal requirements of the position and that contribute to meeting the goals and objectives of the company. Goals and objectives can be based on either individual or team performance; however, each employee must have at least one goal that contributes to cost reduction or process improvement.

Employees must meet acceptable performance standards, as defined and approved by the Administration Committee, to be eligible for an award. Employees who are under an active step of Progressive Discipline or employees whose performance is rated “unsatisfactory” are not eligible for an award. Employees whose performance is rated “partially met expectations” may, at the discretion of their supervisor, be eligible for an award from the discretionary pool.

Employees are eligible for a prorated incentive award based upon the amount of time served in an eligible status with NorthWestern Energy during the performance period if they:

(1)	Are classified as seasonal supplemental

(2)	Were under an active step of Progressive Discipline for a portion of the performance period,

(3)	Work on a part-time basis,

(4)	Are granted unpaid leave, including military leave, that is nonmedical in nature and that exceeds 80 hours, or

(5)	Retired, provided they worked at least one full quarter during the performance period even though the retired employee was not employed on the last day of the Plan year.

Temporary and summer employees, as well as independent contractors, are not eligible to participate in the Plan.

VII.      Individual Awards

Awards to plan participants from the Performance Pool (Section IX) will be determined based on individual performance ratings that evaluate achievement against established goals and objectives as well as overall job performance. Supervisors will evaluate individual employee performance during the period covered by the Plan to determine individual awards.

VIII.    Target Incentives

Target incentive level for each participating employee is set by position and will be expressed as a percentage of base salary. Each participant's target incentive is subject to approval by the Administration Committee and any changes will be communicated in writing to participants. The Board will approve senior executive target incentive levels.

IX.    Performance Pool

The Plan is funded through achievement of targeted results on key organizational performance objectives, inclusive of costs associated with the Plan. After implementation, the Plan will be reviewed periodically to ensure that the desired results are being achieved.

The Performance Pool will be created based on four factors: net income, electric service reliability, customer satisfaction, and employee safety. Each of these measures will be calculated at the conclusion of the performance period. Periodic accruals will be made to provide for the Performance Pool at year-end. The Performance Pool will be funded in accordance with Table 1; however, no awards will be made unless at least 90% of the net income target is met. Officer awards will be modified based on each officer's goal performance during the Performance Period.

Exhibit 99.1

Table 1 - 2013 Plan Performance Metrics

		Threshold	Target	Maximum
Incentive Metric	Weight	50%	100%	150%
FINANCIALP[1]
Net Income	55%	(10)%	Budget	10%
SAFETYP[2]
Lost Time Incident Rate	7.5%	1.1	0.8	0.6
Total Recordable Incident Rate	7.5%	3.1	2.6	2.1
RELIABILITY
System Avg Interruption Duration Index (SAIDI excluding MEDs)	7.5%	123.0	105.0	91.0
System Avg Interruption Duration Index (SAIDI including MEDs)	7.5%	195.0	129.0	113.0
CUSTOMER SATISFACTIONP[3]
JD Power Residential Electric and Gas Survey Performance	15%	618	628	638

Footnotes: 1) The financial target is based on Board-approved budget for 2013; 2) If a work-related fatality occurs, the safety portion of the Annual Incentive Plan will be forfeited for all NWE employees unless it is determined by the Human Resources Committee that no actions on the part of the employee or the Company contributed to the incident. 3) Customer satisfaction results are based on independent JD Power residential electric and gas survey results.

Funding levels are computed by prorating if actual results lie between Threshold (50%) through Maximum (150%)

In calculating performance against target, adjustments may be made either positively or negatively for one-time events and extraordinary nonbudgeted items as approved by the Board. This plan is subjected to any “clawback” provisions accepted by the Company in the future.

As soon as possible after the end of the Performance Period, NWE will calculate the actual performance as compared against the performance targets. Such calculations shall be finally determined in the sole discretion of the Board's Human Resources Committee or an appointed designee. Employees shall have no recourse, appeal or challenge available from this final determination. Summary results will be provided to employees.

X.    Performance Pool Distribution and Incentive Pay Calculation

Individual employee performance is a key consideration in calculating distribution of incentive pay. The Performance Pool will be allocated to each officer using total target incentive dollars at the end of the Performance Period for eligible employees in each functional unit, division or department adjusted based on the performance funding level achieved. The Performance Pool will be divided into two pools: a “Fixed Pool” and a “Discretionary Pool.” Fifty percent (50%) of the Performance Pool will be allocated to the Fixed Pool; the remaining fifty percent (50%) will be allocated to the Discretionary Pool. Each Eligible Employee that has a performance rating of met or exceeded expectations will receive a distribution from the Fixed Pool calculated as follows:

Employee's target incentive amount x performance funding level achieved x 50%

Each officer will then allocate the Discretionary Pool to the respective department supervisors, as appropriate, for further distribution based on either attainment of team or individual performance goals. Supervisors will submit recommended distributions to individual employees subject to the functional officer's and

Exhibit 99.1

Administration Committee approval. In no case will the total payouts in a given Performance Pool exceed the total dollars available for that Performance Pool.

XI.    Payment of Awards

Cash awards will be made in the same manner as each employee's normal payroll processing, either in the form of Company check or direct deposit. Awards will be paid out to employees in March 2013. Awards are considered ordinary income and subject to all appropriate taxes.

____________________________

Recommended by the Human Resources Committee on December 12, 2012
Approved by the Board of Directors on December 12, 2012

Exhibit 99.1

NORTHWESTERN ENERGY
2013 ANNUAL INCENTIVE PLAN
ADDENDUM 1

UDefinitions

UReliability Metric

System Reliability (MT and SD Electric Distribution System) is calculated by NorthWestern Energy and participating Institute of Electrical and Electronic Engineers, Inc. (IEEE) benchmarking utilities and is determined as follows:

System Average Interruption Duration Index (SAIDI) indicates the total duration of interruption for the average customer during a predefined period of time and is calculated as follows:

SAIDI (in minutes) = Usum of the customer interruption durations total number of customers served

USafety Metric

Safety performance is calculated by NorthWestern Energy and participating Edison Electric Institute (EEI) benchmarking utilities as defined by OSHA. OSHA recordable incident rates and lost time incident rates are the most common method of determining relative safety performance. OSHA has specifically defined what injuries and illnesses should be recorded, and of those recorded cases, which must be considered lost time. By utilizing the "total manhours worked" of a specific work group in the denominator, the resulting rate from the calculation can be used to compare different size departments, divisions, companies, etc. The 200,000 number and the total manhours worked number "normalize" the rate so comparisons can be made.

Lost time incident rate - this rate is calculated by taking the total number of all OSHA lost time cases, multiplying the number by 200,000, and dividing the number by the total number of manhours worked by a specific group. It is calculated via the following formula:

Utotal lost time cases x 200,000
total manhours worked

Exhibit 99.1

NORTHWESTERN ENERGY
2013 ANNUAL INCENTIVE PLAN
ADDENDUM 2

Reliability Analysis for 2013 Incentive Plan Design

Summary

The overall objective for inclusion of a reliability goal within the short term incentive plan is to insure focus is kept on maintaining a high level of system reliability. Historically NorthWestern's system has already operated at a high level of reliability, 1PstP quartile performance when compared against IEEE benchmarks. While maintaining the focus on reliability is important we do have to balance this with other priorities and risks in the company including financial performance and other impacts of customer service. We also believe it is important to show continued improvement, however, achieving significant improvement over current overall levels of reliability may not be cost effective. As everyone is aware we have significant investment plans to maintain reliability over the long term. Because the current level of performance is already high and the fact that weather can swing results + or - 15 to 20%, establishing incentive targets that make sense has been a challenge.

After analyzing past reliability performance and IEEE benchmarking data from the 2010 survey management is again recommending an approach for establishing targets that we believe aligns with our overall goal of improving reliability over time, and aligns with actual customer experience.

Considering all of the observations listed below management recommends utilizing the same methodology as was used in 2012

1.
Utilize both System Average Interruption Duration Index (SAIDI) excluding Major Event Days (MEDs) and SAIDI including MEDs weighting them 50/50 for overall achievement. This will give us balance between looking at system performance, while at the same time not disconnecting it from actual customer experience.

SAIDI excluding MEDs - 7.5% of the total incentive plan

Threshold performance: 123 minutes - Using the best match for similar operating companies in the IEEE survey achieve 1PstP quartile performance. The best match for similar operating companies is combined rural and suburban mediums sized IOU's. 1PstP quartile performance in the 2010 survey Is 119 min.

Target performance: 105 minutes - using the approach described above achieve a 20% improvement over the gap of NWE 5yr average results (105 min) and 89 min. 89 is 1PstP Quartile performance of all reporting companies including urban and companies that do not report transmission. Gap = 105 - 89= 16 20% of the gap = 3.2 min. 20% improvement of the gap from 5 yr avg. = 105 - 3.2 min = 101.8 min.

Maximum performance: 91 minutes - 89 minutes is an improvement over the best reported SAIDI excluding MEDs of 90.87 min and is 1PstP Quartile performance of all reporting companies including urban and companies that do not report transmission.

Exhibit 99.1

SAIDI including MEDs - 7.5% of the total incentive plan

Threshold performance: 195 minutes - Using the best match for similar operating companies in the IEEE survey achieve 1PstP quartile performance. The best match for similar operating companies is combined rural and suburban mediums sized IOU's. 1PstP quartile performance in the 2009 survey Is 162 min.

Target performance: 129 minutes - using the approach described above achieve a 20% improvement over the gap of NWE 5yr average results (132 min) and 107 min. 107 is best reported Northwestern SAIDI estimated in 2011 including MEDs and is better than 1PstP Quartile performance of all reporting companies including urban and companies that do not report transmission, which is 125 min. Gap = 132 - 107= 25.0 20% of the gap = 5.0 min. 20% improvement of the gap from 5 yr avg. = 132.0 - 5.0 min = 127 min.

Maximum performance: 113 minutes - 107 minutes is the better of Northwestern best historical 5 year performance or Industry 1PstP Quartile performance of all reporting companies including urban and companies that do not report transmission for SAIDI including MED's. Industry 1PstP Quartile is 125 minutes, NorthWestern's best is 107 min.

Observations

Several key observations can be made after analyzing NWE results over the past 5 yrs and the 2010 IEEE benchmarking data (see tables with historical NWE results in plan document:

1.	Overall performance has been 1PstP quartile in all of the past 5 years in both SAIDI including and excluding Major Event Days (MEDs).

2.	PPPPWeather has impacted overall results by about + or - 30min in SAIDI excluding MEDs and by about 40 min in SAIDI including MEDs.

a.	SAIDI excluding MEDs - low of 34 min in 2008 to a high of about 65 min in 2010

b.	SAIDI including MEDs - low of 46 min in 2011 to a high of 92 min in 2008.

3.	NWE includes transmission outages when reporting SAIDI. This has an impact of about 20%, 20 - 25 minutes of SAIDI excluding MEDs and about 30 - 35 min of SAIDI including MEDs.

a.	Without transmission NWE SAIDI performance would be in the 80 - 85 min range, which would be well into 1PstP quartile when measure against all reporting companies including urban only.

b.	Some companies do not include transmission outages when reporting SAIDI, particularly COOPS or Municipalities.

4.
The 2009 benchmarking changed dramatically from past years with the inclusion of many COOPs and Municipalities, which typically do not report transmission outages. However, the data now breaks down companies by IOU', urban, suburban, rural and combined rural and suburban, which gives us the ability make comparisons with similar companies.

5.
If the only measure considered is SAIDI excluding MEDs in the incentive plan it may produce results that are inconsistent with what customers actually experience. This was true in 2008 when we had the best ever IEEE SAIDI excluding MEDs, but had a below average year on overall SAIDI. The reverse was true in 2011 when we had the best overall SAIDI ever, but an good to average year on IEEE SAIDI excluding MEDs. In other words the way this is measured our incentive results may not be consistent with our customer's actual experience.

Exhibit 99.1

Northwestern utilizes three common Industry metrics when measuring reliability:

1.	System Average Interruption Frequency Index (SAIFI) - the number of outages an average customer experiences in one year.

2.	Customer Average Interruption Duration Index (CAIDI) - the average amount of time, measured in minutes, a customer is out of power when they experience an outage

3.	System Average Interruption Duration Index - the average amount of total time, measured in minutes, a customer is out power over a year. SAIDI = CAIDI x SAIFI

SAIDI is measured with and without Major Event Days (MEDs). Excluding Major Event Days, using an IEEE equation to consistently determine if an event meets the criteria, is a way for the industry to compare metrics taking out major weather events such as hurricanes, ice storms or other major storms. Comparing data against benchmarks excluding MEDs is a good way to look at a more accurate picture of system performance; however it is also important to look at data including MEDs because it is the reliability that customers experience.

In general SAIDI is an overall metric factoring both restoration time and frequency, which makes it a good metric to use at a high level when comparing overall system performance. This is also the metric that management recommends to be used when establishing targets for incentive purposes.

Exhibit 99.1

CUSTOMER SATISFACTION

Customer satisfaction is an important element of operating a utility focused on understanding and meeting customer and community needs. To this end, NorthWestern includes customer satisfaction in its annual incentive plan with a target of 15 percent to drive focus on and reward employees for meeting or exceeding customer expectations.

Customer satisfaction, for the 2013 Annual Incentive Plan, is measured by the well tested and broadly utilized JD Power residential electric and gas customer satisfaction surveys/ studies.

The JD Power model includes the following six components:

1.	Communications

2.	Corporate Citizenship

3.	Billing & Payment

4.	Price

5.	Power Quality & Reliability (electric) or Field Service (gas)

6.	Customer Service
2013 Customer Satisfaction Threshold, Target and Maximum Targets:

2013 Customer Satisfaction Program Parameters:

1.	Investor owned electric and gas utilities included in both the 2013 JD Power electric and gas residential studies.[1]

2.	Weight by residential customer count by energy source utilizing FERC data

3.	Threshold - NorthWestern score of 618

4.	Target - 628 which represents a 5 point improvement over 2012 results

5.	Maximum- NorthWestern score of 638 which would move the Company into the 1PstP quartile based on 2012 data

6.	Utilize the 2013 Electric Utility Residential Customer Satisfaction Study results (July 2013) and the 2013 Gas Utility Residential Customer Satisfaction Study (September 2013)

2013 Customer Satisfaction Metric Recommendation

2012 Performance	2013 Threshold	2013 Target	2013 Maximum
623	618	628	PP638

2013 Customer Satisfaction Payout Scale Recommendation

NorthWestern Score	Incentive Payout Percentage of Target
638	150 percent
628	100 percent with a 5 percent increase per 1 point improvement over 628 up to maximum
618	50 percent with a 5 percent increase per 1 point improvement over 618 up to target

1
Combination electric and gas utilities included in the 2012 JD Power studies include: MidAmerican, Xcel - Midwest, South Carolina Electric & Gas, Puget Sound, Louisville Gas & Electric, Avista, Alliant Energy, We Energies, San Diego Gas & Electric, Wisconsin Public Service, NorthWestern Energy, Vectren, NSTAR, Pacific Gas & Electric, Duke - Midwest, Rochester Gas & Electric, New York State Electric & Gas, PECO, Xcel - West, Consumers Energy, Baltimore Gas & Electric, Public Service Electric & Gas, Con Edison Company of New York, National Grid, NIPSCO and Ameren Illinois